UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 12, 1998


                               HAGLER BAILLY, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   54-1759180
                     (I.R.S. Employer Identification Number)

              1530 Wilson Boulevard, Suite 400, Arlington, VA 22209
               (Address of principal executive offices)(Zip Code)

                                  703-351-0300
              (Registrant's telephone number, including area code)















Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months(or such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No


                                Table of Contents

Description                                                          Page

Item 5. Other Events                                                   01
SIGNATURES                                                             24

































Item 5.  Other Events.

     On February 23, 1998 Hagler Bailly, Inc. ("Hagler Bailly") completed the merger (the "Merger") of its wholly-owned subsidiary, Hagler Bailly Acquisition Corp. 1998-1 ("Merger Sub") with and into TB&A Group, Inc. ("TB&A") pursuant to the Plan and Agreement of Merger dated as of February 2, 1998 by and among Hagler Bailly, Merger Sub and TB&A (the "Merger Agreement"). Upon consummation of the Merger, TB&A became a wholly-owned subsidiary of Hagler Bailly. In connection with this transaction, Hagler Bailly issued 454,994 shares of its common stock to the shareholders of TB&A.

Presented below are the Hagler Bailly's restated 1997 audited financial statements to reflect the acquisition which took place after December 31, 1997. The transaction is accounted for as a pooling-of-interest under generally accepted accounting principles.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Hagler Bailly, Inc.

We have audited the accompanying consolidated balance sheets of Hagler Bailly, Inc. (the "Company") and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Apogee Research, Inc., a wholly owned subsidiary, as of December 31, 1996, and for each of the two years ended December 31, 1996, which statements reflect total assets of $3.0 million at December 31, 1996, and total revenues of $6.6 million and $6.4 million for the two years then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Apogee Research, Inc., is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hagler Bailly, Inc. and its subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


April 28, 1998
Vienna, Virginia                                           /s/ Ernst & Young LLP

                               HAGLER BAILLY, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                       December 31,
                                                                           --------------------------------------
                                                                                  1996               1997

                                                                           --------------------------------------
Assets
Current assets:
   Cash and cash equivalents                                               $      2,009,343    $      3,960,598
   Investments                                                                            -           6,551,446
   Accounts receivable, net                                                      19,044,281          32,687,925
   Note receivable                                                                        -           1,000,000
   Prepaid expenses                                                                 464,432             719,914
   Other current assets                                                             234,490           1,867,444
                                                                           --------------------------------------
Total current assets                                                             21,752,546          46,787,327
Property and equipment, net                                                       2,839,968           2,852,679

Software development costs, net                                                           -           2,463,174


Intangible assets, net                                                            7,661,092           6,925,960
Other assets                                                                        757,820           1,279,466
Deferred income taxes                                                                     -             601,002
                                                                           --------------------------------------
Total assets                                                                $    33,011,426     $    60,909,608
                                                                           ======================================

Liabilities and stockholders' equity Current liabilities:
   Bank line of credit                                                     $      2,600,000    $              -

   Accounts payable and accrued expenses                                          3,501,508           5,058,623
   Accrued compensation and benefits                                              4,426,740           5,096,818
   Billings in excess of cost                                                     2,367,441           1,757,208

   Notes payable - financial institution                                          1,107,542             180,000

   Notes payable - related party                                                  2,456,788             620,417

   Current portion of long-term debt                                              1,337,466                   -
   Deferred income taxes                                                          1,554,600           1,383,689
   Income taxes payable                                                              44,305           1,951,897
                                                                           --------------------------------------
Total current liabilities                                                        19,396,390          16,048,652
Long-term debt, net of current portion                                            7,329,280                   -
                                                                           --------------------------------------
Total liabilities                                                                26,725,670          16,048,652

Stockholders' equity :
Common stock:

     Class A par value $0.01, 20,000,000 shares authorized, 5,888,152 and            58,881              88,677
       8,867,843 issued and outstanding in 1996 and 1997

     Additional capital                                                          10,608,741          41,396,385
     Retained (deficit) earnings                                                 (4,381,866)          3,375,894
                                                                           --------------------------------------
Total stockholders' equity                                                        6,285,756          44,860,956
                                                                           --------------------------------------
Total liabilities and stockholders' equity                                  $    33,011,426     $    60,909,608
                                                                           ======================================

                             See accompanying notes.


                               HAGLER BAILLY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                           Years Ended December 31,
                                                           ----------------------------------------------------------
                                                           ----------------------------------------------------------
                                                                 1995                1996                1997
                                                           ----------------------------------------------------------


Revenues                                                        $ 44,722,616       $ 74,475,376         $ 96,099,443
Cost of services                                                  36,473,953         59,284,033           71,922,597
                                                           ----------------------------------------------------------
Gross profit                                                       8,248,663         15,191,343           24,176,846
Selling, general and administrative expenses                       5,858,180         10,388,858           13,869,907
Stock and stock option compensation                                        -          6,172,000               79,869
                                                           ----------------------------------------------------------
Income (loss) from operations                                      2,390,483         (1,369,515)          10,227,070
                                                           ----------------------------------------------------------
Other income (expense):
   Interest income                                                    95,740            160,660              969,054
   Interest expense                                                 (957,004)        (1,304,368)          (1,097,037)
                                                           ----------------------------------------------------------
Income (loss) before income tax expense                            1,529,219         (2,513,223)          10,099,087
Income tax expense                                                   869,900            961,319            4,676,925
                                                           ----------------------------------------------------------
Net income (loss) before extraordinary gain                          659,319         (3,474,542)           5,422,162
Extraordinary gain, net of income tax expense
  of $0, $0, and $177,000 in 1995, 1996, and
  1997, respectively (Note 10)                                     829,280              145,904            2,335,598
                                                           ==========================================================
Net income (loss)                                             $    1,488,599     $   (3,328,638)      $    7,757,760
                                                           ==========================================================
Earnings per share:
  Basic:
    Net income (loss) before extraordinary gain                     $ 0.19            $(0.64)                $ 0.72
    Extraordinary gain, net of income tax expense                   $ 0.24            $ 0.03                 $ 0.31
    Net income (loss)                                               $ 0.44            $(0.61)                $ 1.04
  Diluted:
    Net income (loss) before extraordinary gain                     $ 0.17            $(0.64)                $ 0.65
    Extraordinary gain, net of income tax expense                   $ 0.21            $ 0.03                 $ 0.28
    Net income (loss)                                               $ 0.38            $(0.61)                $ 0.93
Weighted average shares outstanding:
   Basic                                                           3,419,904        5,441,534             7,479,944
                                                           ==========================================================
   Diluted                                                         3,946,830        5,441,534              8,313,424
                                                           ==========================================================


                             See accompanying notes.



                               HAGLER BAILLY, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY




                                               Common Stock
                                                  Shares                         Additional      Retained Earnings        Total
                                                                                                                       Stockholders'
                                       ------------------------------
                                          Class A    Class B        Amount        Capital            (Deficit)            Equity



                                       ----------------------------------------  --------------------------------------------------
Balance, December 31, 1994                701,506          -        $7,015         $472,649           $(2,959,128)     $(2,479,464)
Reduction of ESOP debt                          -          -             -                -                560,943          560,943
Issuance of Common Stock at MBO         4,149,040          -        41,490        2,958,510                      -        3,000,000
Less: Notes receivable for Common Stock         -          -             -         (97,447)                      -         (97,447)
Issuance of Common Stock                  295,120    103,726         3,988          334,021                      -          338,009
Repurchase of Common Stock               (32,061)                    (320)         (63,791)              (119,148)        (183,259)
Net income                                      -          -             -                -              1,488,599        1,488,599
                                       --------------------------------------------------------------------------------------------
Balance, December 31, 1995              5,113,605    103,726        52,173        3,603,942            (1,028,734)        2,627,381
Common Stock                                    -          -             -                -                      -                -
Repayment of notes receivable for               -          -             -           97,447                      -           97,447
  Common Stock
Issuance of Common Stock                1,027,390          -        10,274        1,066,212                      -        1,076,486
Repurchase of Common Stock              (346,196)          -       (3,462)        (331,235)               (24,494)        (359,191)
Substitution and issuance of               93,353  (103,726)         (104)        6,172,375                      -        6,172,271
compensatory stock   and options
(Note13)
Net loss                                        -          -             -                -            (3,328,638)      (3,328,638)
                                       --------------------------------------------------------------------------------------------
Balance, December 31, 1996              5,888,152          -        58,881       10,608,741            (4,381,866)        6,285,756
Issuance of Common Stock (IPO)          2,500,000          -        25,000       30,240,031                      -       30,265,031
Compensatory stock and options                  -          -             -           79,869                      -           79,869
Issuance of Common Stock (options)        484,701          -         4,847          132,879                      -          137,726
Repurchase of Common Stock                (76,087)         -         (761)         (49,735)                      -         (50,496)
Issuance of Common Stock                    71,077         -           710          384,600                      -          385,310
Net Income                                      -          -             -                -              7,757,760        7,757,760
                                        --------------------------------------------------------------------------------------------
                                       $8,867,843          -       $88,677      $41,396,385             $3,375,894      $44,860,956
                                        ============================================================================================

See accompanying notes

                               HAGLER BAILLY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              Years Ended December 31,
                                                             -----------------------------------------------------------
                                                                   1995                1996                1997
                                                             -----------------------------------------------------------
Operating activities
Net income (loss)                                                 $ 1,488,599         $(3,328,638)        $7,757,760
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities
     Depreciation and amortization                                    897,232           1,435,438          1,970,806
     Accrued interest                                                       -             125,350                  -
     Gain on disposition of equipment                                 (70,889)                  -                  -
     Extraordinary gain                                              (829,280)           (145,904)        (2,335,598)
     Provision for possible losses                                    129,484           1,092,713            503,460
     Provision for deferred income taxes                              723,300             816,100           (948,913)
     Stock and stock option compensation                                    -           6,172,000             79,869
     Changes in operating assets and liabilities:                                                                  -
       Accounts receivable                                         (1,492,410)         (3,613,096)       (14,147,104)
       Prepaid expenses                                                88,741            (173,521)          (255,482)
       Other current assets                                          (269,003)            330,999         (1,632,954)
       Other assets                                                  (230,197)           (340,191)          (521,646)
       Accounts payable and accrued expenses                       (2,191,057)           (774,716)         1,868,447
       Accrued compensation and benefits                            2,387,559             738,646            670,078
       Income taxes payable                                          (102,641)             15,934          1,907,592
       Billings in excess of cost                                   1,264,370             933,851           (610,233)
                                                             -----------------------------------------------------------
                                                             -----------------------------------------------------------
Net cash provided by (used in) operating activities                 1,793,808           3,284,965         (5,693,918)
                                                             -----------------------------------------------------------
Investing activities
Proceeds from disposition of equipment                                 74,850                   -                  -
Acquisition of property and equipment                                (855,639)         (1,131,251)        (1,199,385)
Note receivable                                                             -                   -         (1,000,000)
Purchase of investments                                                     -                   -       (161,850,846)
Sale of investments                                                         -                   -        155,299,400
Purchase of RCG/Hagler Bailly, Inc. (net of $1,126,873 cash       (11,802,250)                  -                  -
   received)
Expenditures for software development                                       -                   -         (2,512,174)
                                                             -----------------------------------------------------------
Net cash used by investing activities                             (12,583,039)         (1,131,251)       (11,263,005)
                                                             -----------------------------------------------------------
Financing activities
Issuance of Common Stock, net                                       3,251,013           1,076,486         30,788,067
Retirement of Common Stock                                           (178,606)                  -                  -
Repurchase of Common Stock                                             (4,653)           (214,280)           (50,496)
Repayment of notes receivable for Common Stock                              -              97,447                  -
Net borrowing (payments) on bank line of credit                     1,420,328             433,701         (2,600,000)
Proceeds from long-term debt financing                              7,100,000             266,750                  -
Principal payments on debt                                           (589,251)         (2,738,649)        (9,229,393)
                                                             -----------------------------------------------------------
Net cash provided by (used in) financing activities                10,998,831          (1,078,545)        18,908,178
                                                             -----------------------------------------------------------
Net increase in cash and cash equivalents                             209,600           1,075,169          1,951,255
Cash and cash equivalents, beginning of year                          724,574             934,174          2,009,343
                                                             ===========================================================
Cash and cash equivalents, end of year                              $ 934,174          $2,009,343         $3,960,598
                                                             ===========================================================
                             See accompanying notes.

                               HAGLER BAILLY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997



1.  Organization

     Hagler Bailly, Inc. ("Hagler Bailly" or the "Company") is a worldwide provider of management consulting and other advisory services to the private and public sectors. The Company operates in principally one business segment. The firm is headquartered in the Washington, D.C. metropolitan area and has offices in the United States, Asia, Europe, and Latin America.

Hagler Bailly was organized under the laws of the state of Delaware and formed for the primary purpose of facilitating the acquisition of RCG/Hagler Bailly, Inc. ("Predecessor") by its management. The Predecessor was a wholly-owned subsidiary of RCG International, Inc. ("RCG"). The date of inception of the Company was May 5, 1995. The Company had no operations from May 5, 1995 to May 25, 1995. Effective on the close of business on May 25, 1995, the Company, through a wholly-owned subsidiary, acquired all of the voting stock of the Predecessor and the Company began operations on May 26, 1995.

On July 3, 1997 the Company consummated an initial public offering of 2,500,000 shares at an offering price of $14 per share. The offering netted the Company $30.3 million to be used to pay off all debt then outstanding, fund acquisitions, and provide ongoing working capital needs.

On December 1, 1997, the Company acquired all of the outstanding common stock of Apogee Research, Inc. ("Apogee") (see Note 17). On February 23, 1998 the Company completed the acquisition of TB&A Group, Inc. and its wholly-owned subsidiary, Theodore Barry & Associates ("TB&A") (see Note 17). Both business combinations were accounted for as a pooling of interests. Accordingly, the consolidated financial statements include the accounts of the Company, its subsidiaries, Apogee and TB&A for all periods presented.

2.    Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated  financial  statements  include the accounts of the Company and
its  wholly-owned  subsidiaries.   All  significant  intercompany  accounts  and
transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes, in particular, estimates of revenues and contract cost used in the earnings recognition process. Actual results could differ from those estimates.

                               HAGLER BAILLY, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1997


Cash and Cash Equivalents

Cash equivalents are short-term, highly liquid investments, which have an original maturity when acquired of three months or less.

Marketable Securities

Marketable securities are classified as available-for-sale and are recorded at fair market value with unrealized gains and losses, net of taxes, reported as a separate component of shareholders' equity, if material.

Realized gains and losses and declines in market value judged to be other than temporary are included in investment income. Interest and dividends are included in investment income (see Note 3).

Property and Equipment

Property and equipment are recorded at original cost and depreciated using primarily the straight line method over their estimated useful lives of three to seven years. Leasehold improvements are recorded at cost and amortized over the shorter of their useful lives or the term of the related leases by use of the straight-line method.

Revenue Recognition

Consulting  revenue  represents  revenue generated by professional  staff of the
Company.   Subcontractor  and  other  revenue  represents  revenue   principally
generated through the use of subcontractors and independent consultants.

Revenue from cost-plus fixed-fee contracts is recognized as costs are incurred on the basis of direct costs plus allowable indirect costs and a pro rata portion of estimated fee.

Revenue from fixed-bid type contracts is recognized on the percentage-of-completion method of accounting with costs and estimated profits included in revenue based on the relationship that contract costs incurred bear to management's estimate of total contract costs. Losses, if any, are accrued when they become known and the amount of the loss is reasonably determinable.

Revenue from standard daily rate contracts is recognized at amounts represented by the agreed-upon billing amounts and costs are recognized as incurred.

Amounts billed or received in excess of revenue recognized in accordance with the Company's revenue recognition policy are classified as billings in excess of cost in the accompanying balance sheets.



Income Taxes

The Company provides for income taxes in accordance with the liability method. Under this method, deferred tax assets and liabilities are determined based on temporary differences between financial and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Earnings Per Share

In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share". Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is computed very similarly to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirements.

The following table sets forth the computation of basic and diluted earnings per share:

                                                                  1995                  1996                   1997

                                                            ----------------- --- ------------------ --- -----------------
Numerator:
  Net income (loss) before extraordinary gain                       $659,319           $(3,474,542)            $5,422,162
                                                            ================= === ================== === =================
  Extraordinary gain, net of income tax expense                     $829,280             $145,904              $2,335,598
                                                            ================= === ================== === =================
  Net income (loss)                                               $1,488,599           $(3,328,638)            $7,757,760
                                                            ================= === ================== === =================

Denominator:
  Denominator for basic earnings per share - weighted
      average shares                                               3,419,904              5,441,534             7,479,944
  Effect of dilutive securities:
       Stock options                                                 526,926                      -               833,480
                                                            ================= === ================== === =================
  Denominator for diluted earnings per share - adjusted
      weighted average shares and assumed conversions
                                                                   3,946,830              5,441,534             8,313,424
                                                            ================= === ================== === =================


Recent Pronouncements

In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income" which established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of the balance sheet. This statement is effective for fiscal years beginning after December 15, 1997.

The Company believes that the adoption of this statement will not have a material impact on its financial position or results of operations.

In June 1997, the FASB issued Statement No. 131, "Disclosure about Segments of an Enterprise and Related Information" which established standards for public business enterprises to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. It also establishes the standards for related disclosures about products and services, geographic areas and major customers. This Statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. This statement is effective for financial statements for periods beginning after December 15, 1997. The Company believes that the adoption of this statement will not have a material impact on its financial position or results of operations.

In October 1997, the AICPA issued SOP 97-2, "Software Revenue Recognition," which changes the requirements for revenue recognition effective for transactions that the Company will enter into beginning January 1, 1998. The Company believes that the impact of the adoption of the SOP will not be material to the 1998 financial statements.

3.    Investments

The composition of investments are as follows:


                                                                 December 31, 1997
           Municipal debt security                                     $1,000,569
   --------
           Mortgage backed debt security                                5,406,522
   --------
           Equity securities                                               51,116
           Cash equivalents                                                93,239
                                                             --------------------------
           Total                                                       $6,551,446
                                                             ==========================

     All  investment  securities  have  maturities  of  twelve  months  or less.
          Interest income for the year ended December 31, 1997 was approximately
          $347,000.

4.    Accounts Receivable

At December 31, 1996 and 1997, the components of accounts receivable are:

                                                                    1996                  1997
                                                             -----------------------------------------
   Billed amounts                                                 $14,686,556            $22,091,828
   Unbilled amounts currently billable                              5,148,209             11,562,266
   Retention not currently billable                                   256,306                287,377
   Allowance for possible losses                                   (1,046,790)            (1,253,546)
                                                             -----------------------------------------
   Total                                                          $19,044,281            $32,687,925
                                                             =========================================

The activity in the allowance for possible losses for years ended December 31 is as follows:

                                                                      1996                 1997
                                                             -----------------------------------------
   Balance at beginning of year                                   $  503,164           $  1,046,790
   Provision for losses charged to expense                         1,117,715                560,310
   Charge-offs, net of recoveries                                   (574,089)              (353,554)
                                                             -----------------------------------------
   Balance at end of year                                       $  1,046,790             $1,253,546
                                                             =========================================

All billed and unbilled receivable amounts are expected to be collected during the next fiscal year. Management has provided an allowance for amounts which it believes are doubtful as to their ultimate realization. Substantially all the retention relates to contracts for which a final invoice is submitted upon completion of indirect cost audits and contract close-outs; therefore it is anticipated that the retention amounts will not all be collected within the next fiscal year.

5.    Property and Equipment

Components of property and equipment at December 31, 1996 and 1997 are as follows:

                                                                             1996                1997
                                                                       --------------------------------------
         Office equipment and furniture                                     $4,307,426          $5,560,520
         Leasehold improvements                                                373,025             353,868
                                                                       --------------------------------------
                                                                             4,680,451           5,914,388
         Accumulated depreciated and amortization                           (1,840,483)         (3,061,709)
                                                                       ======================================
                                                                            $2,839,968          $2,852,679
                                                                       ======================================

Depreciation  expense for the years ended  December 31, 1995,  1996 and 1997 was
$537,854,   $918,893  and  $1,221,226,   respectively.   Costs  of  repairs  and
maintenance of property and equipment are charged to expense as incurred.

6.    Software Development Costs

At December 31, 1997, the Company had recorded $2,463,174 of capitalized software development costs net of $49,000 of accumulated amortization. The Company accounts for these development costs in accordance with FASB 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed".

Capitalized development costs are amortized on a product by product basis starting when the product is available for general release to customers. Amortization is calculated using the straight-line method over the remaining estimated economic life of the product. The Company periodically evaluates the net realizable value of all unamortized capitalized costs. At December 31, 1997 the Company believes there has been no impairment of net realizable value of these recorded amounts.

7.    Management Buy-Out

Effective at the close of business on May 25, 1995, the Company purchased all of the outstanding shares of RCG/Hagler Bailly, Inc. from RCG in an acquisition accounted for as a purchase. The consolidated financial statements include the results of operations from the date of acquisition. Under the terms of the Management Buy-Out, the Company agreed to pay approximately $15,587,000 and assume certain tax obligations of the seller. Acquisition related costs of approximately $491,000 were incurred. The purchase was funded by capital contributions, bank debt, and subordinated debt from RCG.

The purchase price was allocated to the assets acquired and the liabilities assumed based upon their fair values as of the acquisition date. The excess of the purchase price over the fair value of assets acquired in the purchase was recorded as intangible assets, including goodwill, and are being amortized over 5 to 20 years on a straight-line basis. Intangible assets at December 31, 1996 and 1997 are net of accumulated amortization of $1,017,000 and $1,753,000, respectively. Amortization expense for the years ended December 31, 1995, 1996 and 1997 was $334,000, $683,000 and $736,000, respectively.

The Company periodically reviews the value of its net intangible assets to determine if an impairment has occurred. Based on its review, the Company does not believe that an impairment of net intangible assets has occurred at December 31, 1997.

Pro forma unaudited consolidated operating results of the Company for the year ended December 31, 1995 assuming the acquisition had been made as of January 1, 1995 are summarized below:

              Pro forma revenue                                              $64,597,974
              Pro forma net income                                            $1,594,371
              Pro forma earnings per share:
                                          Basic                                    $0.47
                                          Diluted                                  $0.40

These pro forma results have been prepared for comparative purposes only and include adjustments such as additional amortization expenses as a result of goodwill and other intangible assets and increased interest expense related to debt used to finance the Management Buy-Out. They do not purport to be indicative of the results of operations which actually would have resulted had the combination occurred on January 1, 1995, or of the future results of operations of the consolidated entities.

8.    Note Receivable

During 1997 the Company entered into a bridge loan agreement for $1,000,000 with another company. The loan is due in six equal installments beginning June 1, 1998. The loan pays interest at 15% and is secured by all of the assets of the borrower. The loan agreement allows the Company to purchase an ownership interest of this company as defined in the loan agreement.

9.        Bank Line of Credit

At December 31, 1996 and 1997, the Company had a line of credit arrangement with a bank which provides funds up to $5,750,000 and $15,000,000, respectively, subject to sufficient collateral. The line is secured primarily by the Company's accounts receivable and contract rights. Under the terms of the line of credit, interest is payable monthly at the bank's prime rate. There is an annual fee equal to 1/4 of 1% of the unused portion of the available line of credit. The line of credit agreement contains certain covenants which among other things restrict future borrowings and require the Company to maintain certain financial ratios. At December 31, 1996 and 1997 the Company had available borrowing capacity of $3,150,000 and $15,000,000, respectively, under the line of credit.

10.   Notes Payable

Notes payable to financial institution

The Company has notes payable to a financial institution of $1.1 million and $180,000 at December 31, 1996 and 1997, respectively. At December 31, 1996 the $1.1 million note consists of $650,000 principle plus accrued interest at the prime rate plus 2% with a floor of 10% and a cap of 15%. During 1996 the Company was engaged in negotiations to refinance the note under more favorable terms. During 1997 a refinance agreement was reached which consisted of cash payments of $360,000 in 1997 to settle the original note and the issuance of a new note in the amount of $180,000. The new note is due in twelve equal interest free monthly installments of $15,000. The settlement resulted in an extraordinary gain to the Company in 1997. The Company used working capital to finance the settlement.

Notes payable to related-parties

The Company has notes payable to related-parties, primarily employees and directors, of $2,456,788 and $620,417 at December 31, 1996 and 1997,
respectively. These notes are unsecured, due on demand and accrue interest at rates which approximate 10%. The Company has actively pursued the settlement of many of these notes at favorable terms. Such settlements have resulted in extraordinary gains for the Company. The Company used working capital to finance all settlements.

11.   Long-term Debt


Long-term debt consisted of the following at December 31, 1996:

Senior term loan from a bank,  in the original  amount of
  $7,000,000, interestpayable at the bank's prime rate plus
  7/8%. Subject to certain limitations,  the
  Company may fix the  interest  rate on portions or all of
  the note at LIBOR plus 2% for periods  ranging from 30-360 days. The interest rate was 7.6% at December 31, 1996.
  Principal is due in quarterly  installments ranging from
  $250,000 to $384,500,  plus  interest over the term of the note secured by the assets of the Company.
                                                                      $3,913,000

Subordinated note payable to RCG in the amount of $4,650,000;
     interest at 9.5% payable semiannually; balloon payment
     due May 2001.                                                     4,650,000

Other notes  and  equipment  loans;   interest  at  rates
approximating prime; maturities through June 30, 1999.                   104,000

                                                                 ---------------
Total long-term debt                                                  8,667,000
Less:  current portion                                                1,337,000
                                                                 ---------------
Long-term debt, net of current portion                              $ 7,330,000

Cash paid for interest for the years ended December 31, 1995, 1996 and 1997 was approximately $606,144, $1,178,513 and $926,185, respectively.

The Company used a portion of the proceeds from the Initial Public Offering to pay off all outstanding long-term debt of the Company in July 1997.

12.  Income Taxes

The Company has historically filed its consolidated federal income tax return on the cash basis, whereby for tax purposes, revenue was recognized when received and expenses were recognized when paid. The timing of certain transactions, primarily the collections of accounts receivable and the payments of accounts payable and accrued expenses were applied to different periods for financial statement and income tax reporting purposes. Deferred federal and state income taxes were provided for these temporary differences. Upon consummation of the IPO of the Company's Common Stock during 1997, the Company was required to change to the accrual method for income tax reporting.

Components of income tax expense consisted of the following:

                                                                       For the Year Ended
                                                                          December 31,
                                                      ------------------------------------------------------
                                                           1995               1996               1997
                                                      ---------------- -- ------------- -- -----------------
Current:
  Federal                                                 $118,000           $115,000         $4,481,000
  State                                                     29,000             30,000          1,098,000
                                                      ---------------- -- ------------- -- -----------------
                                                           147,000            145,000          5,579,000
Deferred:
  Federal                                                  578,000            654,000           (723,000)
  State                                                    145,000            162,000           (179,000)
                                                      ---------------- -- ------------- -- -----------------
                                                           723,000            816,000           (902,000)

                                                      ================ == ============= == =================
                                                          $870,000           $961,000          $4,677,000
                                                      ================ == ============= == =================

Income Tax Expense

The Company paid income taxes of $265,000, $86,000, and $2,939,000 during 1995, 1996 and 1997, respectively.

Income tax expense for the years ended December 31, 1995, 1996 and 1997, varies from the amount computed using statutory rates as follows:

                                                                           For the Year Ended
                                                                              December 31,
                                                         --------------------------------------------------------
                                                               1995                1996                1997
                                                         ----------------- - ----------------- -- ----------------
Tax computed at the Federal statutory rate                     $520,000           $(855,000)          $3,434,000
State income taxes, net of Federal income tax benefit
                                                                 92,000             151,000              606,000
Non-deductible charge for stock option compensation
                                                                      -           1,661,000               31,000
Allowance for TB&A exposure                                                                              536,000
Other                                                           258,000               4,000               70,000
                                                         ================= = ================= == ================
Income tax expense                                             $870,000            $961,000           $4,677,000
                                                         ================= = ================= == ================












The components of temporary differences are as follows:

                                                                           December 31,
                                                               -----------------------------------
                                                                    1996               1997
                                                               --------------- -- ----------------
Deferred tax liabilities:
   Accounts receivable                                            $6,015,000         $1,421,000
   Cash to accrual adjustment                                              -            821,000
   Other                                                             179,000            126,000
                                                               --------------- -- ----------------
Total deferred tax liabilities                                     6,194,000          2,368,000
Deferred tax assets:
   Accounts payable and accrued expenses                             967,000                  -
   Accrued compensation and benefits                               1,617,000          1,226,000
   Billings in excess of cost                                        811,000                  -
   Deferred compensation                                             762,000                  -
   Provisions for possible accounts receivable losses
                                                                           -            359,000
   Net operating loss carry-forwards                                 482,000                  -
                                                               --------------- -- ----------------
Total deferred tax assets                                          4,639,000          1,585,000
                                                               =============== == ================
Net deferred tax liability                                        $1,555,000         $  783,000
                                                               =============== == ================

As a result of historical losses, TB&A, which merged with Hagler Bailly on February 23, 1998, had net operating loss carryforwards at December 31, 1995 and 1996. The deferred tax assets generated by these loss carryforwards were fully reserved for by the Company in the years that they were generated. The Company utilized all of its carryforwards during 1997.

13.  Stockholders' Equity

The Company was authorized at inception to issue 6,915,067 shares of $.01 par value Class A common stock and 2,074,521 shares of $.01 par value Class B common stock. Pursuant to a stockholders' agreement, all of the Company's common stock and options had certain restrictions on ownership and are subject to a repurchase provision. Class B shares were not eligible for dividends and had no voting privileges.

The Company may grant qualified and non-qualified stock options to employees to purchase common stock under the Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan (the "Stock Plan"). Prior to December 31, 1996, the Company's Stock Plan was a formula based plan and was authorized to grant options to purchase Class A and B shares. The exercise price of options granted were based upon the book value per share at May 26, 1995, adjusted for accretion of formula value during any interim period up to the grant date. Under the Stock Plan, options to purchase Class B shares granted did not accrue value to the option holder until date of exercise. Options to purchase Class A shares accrued value to the option holder from the date of grant.

Effective at December 31, 1996, the Company (a) adopted an amendment to its Stock Plan which changed the exercise price of future options to be granted thereunder to the fair value of the underlying Common Stock; and (b) in connection with a reclassification of its Common Stock amended all outstanding options to purchase 971,963 Class B shares vesting on January 1, 1997 to substitute 0.9 of a Class A share for each Class B share underlying such options. In addition, a remaining total of 971,963 options to purchase Class B shares vesting on January 1, 1998 were canceled. As a result, the Company recorded a non-recurring, non-cash charge to operations of $6,172,000 of which $4,618,000 was for options to purchase Common Stock and $1,554,000 was for 394,160 shares of Common Stock sold to employees during 1996. These charges represent the aggregate difference between the exercise price of such outstanding options or the issuance price of Common Stock sold to employees during 1996, as the case may be, and the appraised market value of the underlying Common Stock at December 31, 1996.

Options granted after 1996 vest over periods ranging from immediately to four years and are generally exercisable up to ten years. Options issued prior to 1996 generally vest 50% after eighteen months and fully after an additional year. Once vested, the options are exercisable for up to ten years from the grant date.

Pro forma information regarding net income (loss) and per share data, is required by SFAS No. 123, and has been determined as if the Company had accounted for its stock options under the fair value method therein. The fair value for options granted from May 25, 1997 to July 9, 1997 was estimated at the date of grant using a minimal valuation method with the following weighted-average assumptions, risk free interest rate of 5.25%, no expected dividends and an average expected life of the options of 5 years.

For all options issued subsequent to July 9, 1997, in accordance with SFAS 123, the fair value of options was estimated at the date of grant using a
Black-Scholes   option   pricing  model  with  the  following   weighted-average
assumptions for 1997: Risk-free interest rate of 5.25%; no dividends; a volatility factor of the expected market price of the Company's common stock of
 .40 and a  weighted-average  expected  life of the  options of  approximately  5 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of the pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period.

The Company's pro forma information follows:

                                    Year ended December      Year ended December      Year ended December
                                          31, 1995                 31, 1996                 31, 1997
                                    --------------------- -- --------------------- -- ---------------------
Net income (loss)                          $1,488,599            $(3,365,294)             $7,540,780
Earnings (loss) per share:
       Basic                                  $  0.44               $  (0.62)                $  1.01
       Diluted                                $  0.38               $  (0.62)                $  0.91

The following summarizes option activity:

                                                                                               Weighted Average
                                                           Class A            Class B           Exercise Price
                                                           Options            Options
                                                          ---------------- -- ---------------    --------------------
1995
Granted                                                           -           2,074,524                   $0.16
Exercised                                                         -            (103,726)                  $0.16
                                                       ---------------- -- ---------------
Outstanding at December 31, 1995                                  -           1,970,798                   $0.16

1996
Granted                                                      62,236                   -                    1.06
Canceled                                                          -            (971,963)                   0.16
Forfeited                                                         -             (26,872)                   0.16
Substituted                                                 874,707            (971,963)                   0.16
                                                       ---------------- -- ---------------
Outstanding at December 31, 1996                            936,943                   -                    0.22
                                                                           ===============

1997
Granted                                                     677,135                                        8.34
Exercised                                                  (484,701)                                       0.20
Canceled                                                    (15,000)                                      10.00
                                                       ================
Outstanding at December 31, 1997                          1,114,377                                        5.21
                                                       ================

Exercisable at December 31, 1997                            470,909                                       $1.05
                                                       ================


The grant date weighted average fair value of options granted in 1995, 1996, and 1997 were $2.12, $0.74, and $1.98, respectively.

At December 31, 1997 the price range of options outstanding are as follows:

                                                                                Weighted         Average Remaining
                                                                                Average           Contractual Life
                                                            Options           Exercise Per
                                                          Outstanding            Share
                                                       ------------------ -- --------------- -- ---------------------

Less than $1.00                                                420,420              $0.18              7.4
$1.00-$10.00                                                   562,938               6.29              9.0
Over $10.00                                                    131,019              16.73              9.7
                                                       ==================
   Total                                                     1,114,377              $5.21              8.5
                                                       ==================


14. Operating Leases

The Company leases office space and equipment located throughout the United States and worldwide, all of which are under operating leases which expire over the next seven years.

Substantially all office space leases provide for the Company to pay a pro rate share of annual increases above a stated base amount of the landlords' related real estate taxes and operating expenses. Management expects that in the normal course of business, operating leases will be renewed or replaced by other operating leases.

The  following  is a schedule  by years of the future  minimum  rental  payments
required  under  the  operating   leases  that  have  an  initial  or  remaining
noncancellable lease term in excess of one year as of December 31, 1997:

Year ended December 31,
                1998                                                                           $3,382,000
                1999                                                                            3,681,000
                2000                                                                            3,477,000
                2001                                                                            3,142,000
                2002                                                                              512,000
                                                                                          ==================
         Total minimum rental payments                                                        $14,194,000
                                                                                          ==================

Total rental expense for the years ended December 31, 1995, 1996 and 1997 was approximately $2,033,000, $2,782,000 and $2,907,000, respectively.

15. Retirement Plan

The Company maintains tax-deferred savings plans under Section 401(k) of the Internal Revenue Code to provide retirement benefits for all eligible employees (the "Plan"). Employees may voluntarily contribute a percentage of their annual compensation to the Plan, subject to Internal Revenue Service limitations. The Company may, but has no obligation to, make matching contributions. In addition, the Company may, but has no obligation to, make a discretionary contribution to the Plan. Discretionary contributions are allocated to participants' accounts in proportion to their compensation. The company's discretionary matching and other contributions for 1996 and 1997 were $1,384,000 and $1,528,000, respectively. Rights to benefits provided by the Company's discretionary contributions vest as follows: 40% after two years, 70% after three years and 100% after four years of service. Participants are fully vested in their voluntary contributions.

16.   Commitments and Contingencies

Cost subject to audit

Under its United States government contracts, the Company is subject to audit by the Defense Contract Audit Agency, which could result in adjustments of amounts previously billed. Management believes that the results of such audits will not have a material adverse effect on the Company's financial position or results of operations.

Financial Instruments and Risk Management

The Company operates around the world principally in United States currency. The Company may reduce any periodic exposures to fluctuations in foreign exchange rates by creating offsetting ("hedge") positions through the use of derivative financial instruments. The Company currently does not use derivative financial instruments for trading or speculative purposes, nor is the Company a party to leverage derivatives. The Company regularly monitors any foreign currency exposures and ensures that hedge contract amounts do not exceed the amounts of the underlying exposures.

The Company had no open hedge positions at December 31, 1996 and 1997.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable.

The  Company   maintains  cash  and  cash  equivalents  with  various  financial institutions. These financial institutions are located in many different countries throughout the world, and the Company's policy is designed to limit exposure with any one institution. As part of its cash management process, the company performs periodic evaluations of the relative credit standing of these financial institutions.

At December 31, 1996 and 1997, respectively, cash of approximately $1,004,000 and $1,425,000 was located in foreign bank accounts.

Major Customers

At December 31, 1996 and 1997, included in accounts receivable was $6,824,000 and $9,143,000, respectively, due from agencies of the United States government. Credit risk with respect to the remaining trade accounts receivable is generally diversified due to the large number of entities comprising the Company's customer base and their dispersion across different industries and countries. The Company performs ongoing credit evaluations of its customers' financial condition.

The Company generates revenues from contracts with governmental agencies and private companies within the United States and worldwide. During 1995, 1996 and 1997, the Company recognized approximately, $12,313,000, $25,997,000 and $31,792,000, respectively, of its revenue from the United States Agency for International Development ("USAID"), a U.S. government agency, and a major public utility. Revenues earned from foreign customers, both commercial and governmental, were approximately $713,000, $1,314,000 and $6,831,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

17.  Pooling of Interests

In November of 1997, the Company acquired Apogee. In connection with this transaction, Apogee shareholders received 1.2689 shares of the Company's stock for each Apogee share. The Company issued 409,985 shares of its stock of all of outstanding shares and stock options of Apogee. Apogee was founded in 1986, and provides consulting services to the transportation and the environmental sectors. The merger qualified as a tax-free reorganization and was accounted for as a pooling of interests. Accordingly, the Company's financial statements have been restated to include the results of Apogee for all periods presented. As Hagler Bailly began operations on May 26, 1995, the financial statements for all periods prior to May 26, 1995 will be those of Apogee and TB&A.

On February 23, 1998, the Company completed the acquisition of TB&A Group, Inc., and it's wholly-owned subsidiary, Theodore Barry and Associates ("TB&A"). The Company issued 454,994 shares of common stock in connection with the business combination. The business combination will be accounted for as a pooling of interests. Accordingly, the Company's financial statements have been restated to include the results of TB&A for all periods presented. As Hagler Bailly began operations on May 26, 1995, the financial statements for all periods prior to May 26, 1995, will be those of Apogee and TB&A.

Combined and separate results of Hagler Bailly, Apogee and TB&A during the periods preceding the merger were as follows (in millions):

                                               Hagler Bailly           Apogee            TB&A            Combined
                                           ---------------------- ------------------ ------------- -- ----------------

Year ended December 31, 1995
  Revenues                                              29.3                 6.6           8.8                44.7
  Net income                                             0.9                 0.1           0.5                 1.5
Year ended December 31, 1996
  Revenues                                              61.6                 6.3           6.6                74.5
  Net income (loss)                                     (3.6)                0.2           0.1                (3.3)

The combined financial results presented above include adjustments made to conform accounting policies of the three companies.


SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               HAGLER BAILLY, INC.
                               (Registrant)




Date:  June 12, 1998      By: /s/ Henri-Claude Bailly
                              -----------------------
                              Henri-Claude Bailly
                              President, Chief Executive Officer
                              and Chairman of the Board



Date: June 12, 1998       By:/s/ Daniel M. Rouse
                             -------------------
                              Daniel M. Rouse
                              Vice President, Chief Financial
                              Officer, and Treasurer